PART II - OTHER INFORMATION

Item 6 - Exhibits and Reports on Form 8-K

     (a)  Exhibits - None.
     (b)  Reports on Form 8-K - Form 8-K filed to report
          Registrant's purchase from General Reinsurance
          Corporation its 50 percent interest in Engineering
          Insurance Group (EIG), a joint partnership of the Registrant and General Reinsurance Corporation formed in 1988.
























                              13

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE HARTFORD STEAM BOILER
                              INSPECTION AND INSURANCE COMPANY


Date:  November 11, 1994 By:
                              Robert W. Trainer
                              Senior Vice President, Treasurer
                              and Chief Financial Officer

Date:  November 11, 1994 By:
                              Robert C. Walker
                              Senior Vice President

































                              14